SCHEDULE 14C
                               (Rule 14c-101)
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           Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934


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                           The Kingsley Coach, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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                            THE KINGSLEY COACH, INC.
                             3118 162nd Lane, N.W.
                           Andover, Minnesota 55304


                            INFORMATION STATEMENT



To the Holders of the Voting Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of The Kingsley Coach, Inc. have given their written consent to a resolution adopted by the Board of Directors of The Kingsley Coach to amend the certificate of incorporation of The Kingsley Coach to increase the authorized common stock from 30,000,000 common shares to 100,000,000 common shares and 1,000,000 Class B common shares. We anticipate that this Information Statement will be mailed on July 19, 2004 to shareholders of record. On or after August 9, 2004, the amendment of the certificate of incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, The Kingsley Coach will not hold a meeting of its shareholders to consider or vote upon the amendment of The Kingsley Coach's certificate of incorporation.



                     WE ARE NOT ASKING YOU FOR A PROXY.
                 YOU ARE REQUESTED NOT TO SEND US A PROXY.



    July 19, 2004                           RALPH DICKENSON,
                                            President




                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on July 9, 2004 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 30,000,000 shares of common stock, par value $0.00001, each of which is entitled to one vote. On the Record Date, there were 29,199,072 shares of common stock issued, outstanding and entitled to vote.

     The following table sets forth the number of shares of common stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of The Kingsley Coach's voting stock, as well as the ownership of such shares by each member of The Kingsley Coach's Board of Directors and the shares beneficially owned by its officers and directors as a group.

     Name and Address of   Amount and Nature of     Percent
     Beneficial Owner(1)   Beneficial Ownership     of Class
     --------------------------------------------------------------
     Ralph Dickenson              75,000(3)                0.3%
     Verdo Lancaster           1,497,250(3)                5.1%
     Catherine Dickenson       1,812,949(2) (3)            6.2%
     James Whitehead             138,995(3)                0.5%
     George Carlson            1,720,449(2)                5.9%

     All officers and directors
     as a group (5 persons)    3,656,694                  12.4%

     Matco, Incorporated       5,000,000                  17.1%
     4602 230th Court, NW
     St. Francis, MN 55070

     John Merkent              2,927,775                  10.0%
     281 Smith Road
     Shirley, NY 11967

     Christopher Benz          1,770,000                   6.1%
     29 Beacon Hill Drive
     Chester, NJ 07930

     John A. Thompson          1,700,000(4)                5.8%
     217 John Mowry Road
     Smithfield, RI 02917

     DRK, Inc.                 1,587,949(2)                5.4%
     3118 162nd Lane
     Andover, MN 55304
______________________________

(1) The address of each shareholder, unless otherwise noted, is c/o The Kingsley Coach, Inc., 3118 162nd Lane, N.W., Andover, MN 55304.
(2) DRK, Inc. is a Minnesota corporation. Catherine Dickenson and George Carlson each own 50% of the outstanding shares of DRK, and are thus deemed to be the beneficial owners of DRK's shares.
(3) Includes presently-exercisable option to purchase 75,000 shares.
(4) Includes 200,000 shares held by Mr. Thompson jointly with his spouse.

               AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                  TO INCREASE THE AUTHORIZED COMMON STOCK

     The Board of Directors of The Kingsley Coach has unanimously adopted a resolution to increase from 30,000,000 to 100,000,000 the number of shares of Common Stock authorized by the Certificate of Incorporation. The holders of shares representing a majority of The Kingsley Coach's outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after August 9, 2004, and it will become effective on the date of such filing (the "Effective Date").

     The two primary purposes of the increase are (a) to enable The Kingsley Coach to enter into arrangements for the sale of its equity that are needed in order to fund the implementation of its business plan, and (b) to enable The Kingsley Coach to offer equity incentives to candidates for positions in management. The Kingsley Coach has not to date entered into any agreement to issue the additional shares.

     After the Effective Date, the Board of Directors will be authorized to issue the additional 70,000,000 shares of Common Stock without having to obtain the approval of The Kingsley Coach's shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that The Kingsley Coach obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in The Kingsley Coach. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of The Kingsley Coach Common Stock.

     The amendment of the Certificate of Incorporation to increase the authorized Common Stock is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of The Kingsley Coach (except as described below with respect to the exchange agreement with DRK, Inc.). Nevertheless, the power of the Board of Directors to provide for the issuance of shares without shareholder approval has potential utility as a device to discourage or impede a takeover of The Kingsley Coach. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make The Kingsley Coach unattractive to the party seeking control of The Kingsley Coach. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

               AMENDMENT OF THE CERTIFICATE OF INCORPORATION
             TO AUTHORIZED THE ISSUANCE OF CLASS B COMMON STOCK

     The Board of Directors of The Kingsley Coach has unanimously adopted a resolution to amend the Certificate of Incorporation to provide that the Board of Directors will be authorized to issue 1,000,000 shares of Class B Common Stock. The holders of shares representing a majority of The Kingsley Coach's outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after August 9, 2004, and it will become effective on the date of such filing (the "Effective Date").

     Each share of Class B Common Stock will give its holder rights identical to those afforded by a share of Common Stock, except that on all matters submitted to a vote of the shareholders, whether at a meeting or by solicitation of consents, the holder of a share of Class B Common Stock will be entitled to twenty votes. In addition, shares of Class B Common Stock are not transferable without the consent of the Board of Directors.

     The purpose for the authorization of the Class B Common
Stock is to implement an "Exchange Agreement" between The Kingsley Coach, Inc. and DRK, Inc. The Exchange Agreement provides that, upon the Effective Date, The Kingsley Coach, Inc. will issue 1,000,000 shares of Class B Common Stock to DRK, Inc. in exchange for 1,000,000 shares of Common Stock. The Exchange Agreement further provides that DRK, Inc. may at any time surrender the Class B Common Stock to The Kingsley Coach, Inc. in exchange for 1,000,000 shares of Common Stock.

     The effect of the Exchange Agreement on the voting power of the shareholders of The Kingsley Coach is shown in the following table. The line labeled "Dickenson Family" includes shares held by Ralph Dickenson, Jeannie Michels and Catherine Dickenson, who are members of Ralph Dickenson's family, as well as shares owned by Matco, Inc. and DRK, Inc., which are controlled by members of Ralph Dickenson's family.

                                               Voting Power
                                         Prior to       After
                                         Effective      Effective
                                         Date           Date
                                         ------------------------
Common Stock:
 authorized.........................    30,000,000       100,000,000
 issued and outstanding.............    29,199,072        28,199,072
Class B Common Stock................             0        20,000,000
 Total Voting Power.................    29,199,072        48,199,072
Dickenson Family....................     7,030,449        26,030,449

     The Board has ratified the Exchange Agreement in order to give the Dickenson Family voting control of The Kingsley Coach. Ralph Dickenson was the founder of The Kingsley Coach, and his family has controlled The Kingsley Coach throughout its history. The Board believes that many potential investors in The Kingsley Coach consider that stability to be an appealing characteristic of The Kingsley Coach, Inc. In addition, within the recreational vehicle industry, The Kingsley Coach is known as a family-run company. That characterization by potential customers and dealers supports the public's association of the "Kingsley Coach" brand with a high level of design and manufacturing quality. The Board believes that providing the public with an assurance that the Dickenson Family will continue to control The Kingsley Coach for the foreseeable future will provide a significant benefit to the Company's marketing efforts.

     The amendment of the Certificate of Incorporation to authorize the Class C Common Stock and the implementation of the Exchange Agreement is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person other than DRK, Inc. who is acquiring or plans to acquire control of The Kingsley Coach. Nevertheless, the vesting of voting control in DRK, Inc. could have the effect of discouraging a takeover of The Kingsley Coach. A party who contemplates an effort to takeover The Kingsley Coach will find such an effort very difficult unless it reaches an agreement with DRK, Inc.
DRK, Inc., therefore, will be able to prevent most efforts to take over control of The Kingsley Coach. If DRK, Inc. exercised that power, it would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

                       No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the any of the transactions described in this Information Statement.

                       FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and
Results of Operations

     You should read the following discussion in conjunction with our Financial Statements and the notes to the Financial Statements, which appear at the end of this Information Statement.


     Forward-looking Statements

     This Information Statement contains certain forward-looking statements regarding Kingsley Coach, its business and financial prospects. These statements represent Management's best estimate of what will happen. Nevertheless, there are numerous risks and uncertainties that could cause our actual results to differ dramatically from the results suggested in this Information Statement. Among the more significant risks are:

     * The Company has negative working capital and very limited financial resources. Until the Company remedies its working capital situation, its ability to fund growth will be limited. This situation will prevent the Company from taking advantage of the economies of scale that are crucial to significant profitability.
     * The Company has had poor financial results recently and has incurred substantial losses. Although many factors have contributed to this situation, the primary current cause of the situation is the Company's inability to fund production at a rate sufficient for the Company to be profitable. It is not certain that the recent infusion of capital into the Company will be sufficient to assure profitable operations.
     * The Company's business plan depends to a large extent upon its success in marketing its new standardized "Kruiser" model. Since marketing of the Kruiser was only recently initiated, we do not yet know how successful the product will be. If we are not able to market the Kruiser effectively, our financial results will be adversely affected.
     * The Company has only one executive officer employed full-time, its President. Until the Company's financial condition improves, it is unlikely that the Company will be able to attract additional competent management. Therefore the Company will depend on its President alone for its executive decision-making.

     Because these and other risks may cause the Company's actual results to differ from those anticipated by Management, the reader should not place undue reliance on any forward-looking statements that appear in this Information Statement.

Results of Operations

     Nine Months Ended March 31, 2004 compared to Nine Months Ended March
     31, 2003

     During the quarter ended March 31, 2004 investors contributed $312,000 to our capital in exchange for 3,120,000 shares of our common stock. We committed most of those funds to the purchase of components for the vehicles in our backlog. During the quarter we shipped five new units, all customized, and booked $1,105,000 in revenue. This represented a 136% increase in revenue over the quarter ended March 31, 2003. Since the end of the quarter we have received additional capital infusions, and are now operating at a considerably higher production level than during 2003. We expect, therefore, to continue to show growth in sales.

     In the quarter ended March 31, 2004 we realized a 35% gross margin, compared to 12% gross margin realized in the comparable quarter of 2003. The increased margin is the result of the economies that are attendant to increased production - i.e fixed costs can be spread over a greater number of production units.
We have also recently improved our margins by retaining expert consultants who are assisting us in implementing production efficiencies at our plant. We expect our margins to continue to be superior to those realized in prior years, although, since we are ramping up production rapidly, we cannot yet accurately predict what our optimal margin will be.

     The improvement in margins in the recent 3rd quarter followed a pattern that has developed over the past 12 months. During that period primary reasons for the improvement in our gross margin have been:

     * In the Fall of 2002 we established a capability of finishing RV bodies at our facility in Middleburg PA. Whereas in the past bodies were delivered to us nearly complete, we now receive them in bare bones condition and complete the outfitting in our own facility. Our cost analysis indicates that this increase in the in-house component of our manufacturing has reduced the per-unit production cost of our vehicles by $16,832.

     * We are now purchasing RV bodies from Thor America at prices substantially lower than in earlier years. In addition, while our plant was located on the Thor America campus, we paid Thor a $5,000 per unit fee. That fee was eliminated when we moved in 2002.

     * The Medical Coaches that we now produce are highly standardized - the customization is limited primarily to matters of appearance and comfort, which are not labor intensive. With each Medical Coach that we produce, our gross margin increases significantly, in direct proportion to our learning curve. In addition, the marketing effort involved is just a fraction of that involved in marketing to the public.

     Despite the improvement in gross margin, we recorded a loss for the quarter ended March 31, 2004, due to general and administrative expenses that were disproportionate to our revenues. Included in those expenses, however, was a $198,000 expense for stock issued to our employees. We issued the shares to reward those who had remained loyal to our Company during the several years when we did not have the financial ability to operate profitably, and to provide them an incentive for the future. Had we not issued those shares, however, we would have reported net income of $93,124.

     Despite the recent infusions of capital, we continue to have negative working capital. This limits our production. As a result, until this past quarter we had no inventory of finished or near-finished products, and were required to build vehicles only to order. During the quarter we produced a demonstration model of our new Kruiser, which will assist us in marketing the new line. However, our lack of finished goods inventory (a) limits our potential customers to those willing to wait many months for delivery and (b) eliminates our reportable revenue if there is any interruption in our production activities (as occurred in fiscal 2002), as we have no sales from inventory that can carry us through a trough in production. This situation does not preclude us from achieving profitability - we had the same lack of inventory in fiscal 2001, and achieved profits in that year. But the situation does put our prospects for profitability at considerable risk. For that reason, as funds become available, we intend to invest in developing an inventory of finished products.

     The recent introduction of our new "Kruiser" model to the market represents a step towards a proper inventory situation. The Kruiser is a fully-standardized unit produced on a very cost-efficient assembly line. We have begun production of the Kruiser, initiated marketing, and have received the first orders. If that marketing program is successful, the Kruiser should make a significant contribution to our return to profitability.

     Year Ended June 30, 2003 compared to Year Ended June 30, 2002

     Sales during the year ended June 30, 2003 increased by 47% from sales during the year ended June 30, 2002. Sales were particularly strong in the 4th quarter of 2003, when we recorded $1,133,929 in revenue. In that quarter, for the first time, the several growth strategies we implemented in the past year all became effective and interactive. These growth strategies included the following:

     * During the winter of 2002-2003 we revised our relationship with Thor America, which manufactures most of the bodies for our RVs. So during the second half of fiscal 2003, we obtained bodies from Thor as we needed them, on terms that have been cost-efficient for us. This enabled us to substantially reduce our backlog for the first time in several years.

     * In the summer of 2002 we moved our principal manufacturing facility from the building we had previously leased at Thor America's premises to a nearby 20,000 square foot plant. There we outfitted new, more efficient production lines, and assumed a far greater role in production of bodies than we had previously born. This permitted us to produce vehicles at a faster rate.

     * Because our ability to deliver vehicles on a reasonable schedule has improved, we have been able to negotiate better terms with our customers, and to attract more advantageous sales. As a result, the average price of the vehicles we delivered in fiscal 2003 was significantly higher than our average price in fiscal 2002.

     * Our new line of medical coaches have become a steady source of business, which is expected to increase in the future to the extent that our resources will permit.

     Of equal importance to the increase in sales is the fact that gross margin on our sales in fiscal 2003 was over 15%, approaching our goal of 25%. By comparison, our gross margin was almost negligible in fiscal 2002.

     Despite the improvement in gross margin, we continued to record a loss for fiscal 2003, due to general and administrative expenses that were disproportionate to our revenues. Although we posted lower general and administrative expenses during fiscal 2003 than in fiscal 2002, the reduction occurred because in fiscal 2002 we incurred an expense of $636,103 as a result of issuing shares of our common stock to a number of consultants. When that event is eliminated, general and administrative expenses had grown in fiscal 2003, primarily due to increased expenses attributable to staffing our new facilities. These expenses will continue to be disproportionate to sales until we are able to fund an increase in production sufficient to utilize our production capacity profitably.

Liquidity and Capital Resources

     Kingsley Coach currently has no bank line of credit or other source of bank financing. For the most part, we rely on the sale of our common stock (or derivatives) to fund our growth. Near the end of December 2002, however, we entered into a new operational and financial arrangement with our principal subcontractor. As part of that arrangement, the vendor loaned us $200,000 interest-free and extended nearly $300,000 in additional credits. The loan is now being satisfied by payment of a $10,000 premium on each subassembly that we purchase from the vendor.

     At March 31, 2004 Kingsley Coach had a working capital deficit of $(1,412,839), an improvement of $388,444 since December 31, 2003 and $134,722 from our deficit at the end of June 2003. One reason for the improvement is that we reached payment terms with our principal creditor which resulted in the reclassification of a large payable into long-term debt. That effect was partially offset, however, by the fact that we have a large liability for customer deposits that were received and used in prior periods. The cash that we received on delivery of new vehicles during the recent quarter was often not much greater than the cash we expended in producing the vehicle, since the cash profit on the sale is represented by the deposit. So the $507,634 increase in customer deposits that we realized during the recent nine months was used to fund current operations, thereby increasing our working capital deficit in that amount. Until we obtain a source of financing other than the deposits placed by new customers, it will be difficult for us to remedy our working capital deficit.

     Until the ramp-up in expenses during calendar 2000 to meet anticipated increases in Camelot sales, our operations produced positive cash flow. In fiscal 1999 our operations produced $111,992 in cash. However, during the first nine months of calendar year 2000, operations generated a cash flow deficit of $604,026, primarily due to an increase of $522,894 in inventory as well as expenses attributable to increases in personnel and facilities in anticipation of Camelot sales. For the entirety of fiscal 2001, fiscal 2002 and fiscal 2003, however, our operations produced positive cash, as did operations for the first quarter of fiscal 2004. In the second quarter of fiscal 2004 the expense of transferring production operations to Minnesota and outfitting an expanded facility there resulted in negative cash flow. In the third quarter, the ramp-up in production also resulted in negative cash flow. Our cash flow, therefore, provided we sustain a minimum level of operations, is essentially a function of how aggressively we grow.

     The Company should be able to sustain operations for the indefinite future with its present resources. When cash is short, however, the only feasible method of sustaining operations is to delay production. This in turn slows growth and damages our marketing abilities. Accordingly, the Company continues to seek sources of financing to enable the Company to fund the growth at a rate determined by market demand.



                      Independent Auditors' Report


The Board of Directors and Shareholders
The Kingsley Coach, Inc.


We have audited the accompanying balance sheet of The Kingsley Coach, Inc., as of June 30, 2003, and the related statements of operations, stockholders' deficit, and cash flows for the years ended June 30, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Kingsley Coach, Inc. as of June 30, 2003, and the results of operations and cash flows for the years ended June 30, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated losses since inception, has experienced a decline in revenue and has negative working capital which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                 Mantyla McReynolds


Salt Lake City, Utah
September 29, 2003, except for footnote 17 as to which the date is November 14, 2003



                       The Kingsley Coach, Inc.
                             Balance Sheet
              March 31, 2004 (unaudited) and June 30, 2003



                                             At March 31, 2004    At June 30,
                                                (Unaudited)           2003
                                             -----------------  --------------
ASSETS
Current Assets:
 Cash                                          $    20,224       $         0
 Accounts receivable (net of allowance
  of $5,500)                                       311,199            14,564
 Inventory - Note 11                               619,098           528,900
                                                ----------        ----------
 Total Current Assets                              950,521           543,464

Property & Intangibles, net - Note 8               673,104           726,170

Other Assets:
 Prepaid expense - Note 13                          69,530           130,293
 Subscriptions receivable - Note 7                  12,000            12,000
 Deposits                                            3,650             3,650
                                                ----------        ----------
 Total Other Assets                                 85,180           145,943
                                                ----------        ----------
 Total Assets                                  $ 1,708,805       $ 1,415,577
                                                ==========        ==========


LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities:
 Accounts payable - Note 17                    $  345,707        $   904,598
 Bank overdraft balance                                 -             72,018
 Accrued liabilities                              429,662            297,603
 Related party payable - Note 13                        -            134,792
 Customer deposits - Note 5                     1,064,767            557,133
 Note payable - inventory - Note 15                16,170             71,271
 Unearned revenue - Note 14                       269,000            269,000
 Current portion long-term debt - Note 10         238,054            173,054
                                                ---------         ----------
 Total Current Liabilities                      2,363,360          2,479,469

Long-Term Liabilities:
 Notes payable - Note 10                          830,685            478,323
 Note payable -shareholder - Note 4               217,556            160,171
 Less current portion long-term debt             (238,054)          (173,054)
                                                ---------         ----------
 Total Long-Term Liabilities                      810,187            465,440
                                                ---------         ----------
 Total Liabilities                              3,173,547          2,944,909

 Stockholders' Deficit - Notes 6, 7, 13 & 16
  Preferred stock, $.0001 par value;
   authorized 5,000,000 shares;
   issued and outstanding -0- shares                    -                  -
  Common stock, $.00001 par value;
   authorized 30,000,000 shares;
   outstanding 23,554,072and 17,383,072               236                174
  Treasury Stock, 200,000 common shares           (14,000)           (14,000)
  Additional paid-in capital                    3,780,613          2,887,085
  Accumulated Deficit                          (5,231,592)        (4,402,591)
                                                ---------          ---------
  Total Stockholders' Deficit                  (1,464,743)        (1,529,506)
                                                ---------          ---------
 TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT  $ 1,708,805        $ 1,415,403
                                                =========          =========



               See accompanying notes to financial statements


                          The Kingsley Coach, Inc.
                         Statements of Operations
       For the nine months ended March 31, 2004 and 2003 (Unaudited)
                 and the years ended June 30, 2003 and 2002


                              Nine Months Ended               Year Ended
                                   March 31                    March 31,
                            2004             2003        2004            2003
                           -----------------------     -----------------------
Revenues:
 Sales                     $ 2,203,412  $ 2,634,690   $ 3,768,619  $ 2,556,409
 Cost of Sales              (1,803,326)  (2,556,051)   (3,175,665)   2,544,495
                             ----------------------     ----------------------
 Gross Margin                  400,086       78,639       592,954       11,914

General and administrative
 expenses                    1,196,288      651,533     1,524,502    1,663,869
                             ----------------------     ----------------------
Net Income/(Loss) from
 Operations                   (796,202)    (572,694)     (931,548)  (1,651,955)

Other Income/(Expense):
 Other income                    2,700        9,239           776        6,181
 Interest expense              (35,499)     (51,902)      (54,954)     (91,575)
                             ----------------------     ----------------------
 Total Other
  Income/(Expense)             (32,799)     (42,663)      (54,178)     (85,394)
                             ----------------------     ----------------------
Net Income/(Loss) Before
   Taxes                      (829,001)    (615,557)     (985,726)  (1,737,349)

   Income taxes                      0            0             0            0
                             ----------------------      ---------------------
Net Income/(Loss)           $ (829,001)  $ (615,557)  $  (985,726) $(1,737,349)
                              =====================      =====================

Income/(Loss) Per Share     $    (0.04)  $    (0.04)  $      (.06) $     (0.12)
                              =====================      =====================

Weighted Average Shares
 Outstanding                18,483,712   16,464,071    16,853,822   14,715,787



               See accompanying notes to financial statements.



                           The Kingsley Coach, Inc.
                      Statements of Stockholders' Deficit
                  For the years ended June 30, 2003 and 2002


                                                         Addit'l               Total
                     Shares        Common    Treasury    Paid-in  Accumulated  Stockholders'
                     Issued        Stock     Stock       Capital  Deficit      Deficit
                  ----------------------------------------------------------------------------------
Balance, June 30,
 2001              8,643,727    $    86     $      0  $1,476,070  $(1,679,516)  $  (203,360)

Converted debt to
 stock at $0.42      590,000          6            -     249,994            -       250,000
 per share

Issued shares for
 services at $0.30
 per share         2,080,344         20            -     624,083            -       624,103

Issued shares for
 intellectual
 assets at $0.08
 per share         5,000,000         50            -     399,950            -       400,000

Issued shares for
 services at $0.08
 per share           150,000          2            -      11,998            -        12,000

Common shares
 surrendered to
 Treasury                  -          -      (14,000)          -            -       (14,000)

Net loss for the
 twelve months
 ended June 30, 2002                                               (1,737,349)   (1,737,349)
                   ------------------------------------------------------------------------
Balance, June 30,
 2002              16,464,071       164      (14,000)  2,762,095   (3,416,865)     (668,606)

Issued shares for
 cash at $0.10 per
 share                220,001         2            -      21,998            -        22,000

Issued shares
 for services
 at average
 of $0.15 per
 share                650,000         7            -      97,493            -        97,500

Issued shares for
 sales commission
 at $0.11 per share    50,000         1        5,499           -            -         5,500

Shares cancelled
 during year           (1,000)        0            -           0            -             0

Net loss for the
 twelve months ended
 June 30, 2003                                                       (615,557)     (615,557)
                   ------------------------------------------------------------------------
Balance, June 30,
 2003              17,383,072   $    174    $(14,000) $2,887,085  $(4,032,422)  $(1,159,163)
                   ========================================================================




            See accompanying notes to financial statements.






                          The Kingsley Coach, Inc.
                          Statements of Cash Flows
       For the nine months ended March 31, 2004 and 2003 (Unaudited)
                 and the years ended June 30, 2003 and 2002

                                  Nine Months Ended       Year Ended June 30,
                                3/31/04       3/31/03       2003       2002
                                ---------------------    ---------------------
Cash Flows Provided by/
 (Used for) Operating Activities

 Net Income/(Loss)              $(829,001) $(615,557)   $(985,726) $(1,737,349)

 Adjustments to reconcile net
  income to net cash provided
  by operating activities:

  Depreciation and amortization    55,065     43,091      163,932      111,823
  Provision for doubtful accounts       -     23,000       16,190      221,757
  Issued stock for services/
   expenses                       385,990          -       89,500      636,103
  Received treasury stock as
   contract refund                      -          -            -      (14,000)
  Decrease (increase) in prepaid
   expenses                        60,763     35,970       63,017      113,642
  Decrease (increase) in accounts
   receivable                    (296,634)   (33,083)     (10,388)     (67,285)
  Decrease (increase) in
   inventory                      (90,198)   273,147       54,646       10,298
  Increase (decrease)in accounts
   payable                       (700,701)   201,650      755,658       (9,085)
  Increase in other current
   liabilities                    132,059     78,156      326,582      186,217
  Increase (decrease)in customer
   deposits                       507,634   (232,751)    (411,570)     640,430
                                 ---------------------------------------------
  Net Cash Provided by/(used for)
   Operating Activities          (375,747)  (226,377)      61,841       92,551
                                 ---------------------------------------------
Cash Flows Provided by/(Used for)
 Investing Activities
 Acquisition of property and
  equipment                        (2,000)         -            -       (1,395)
 Proceeds from sale of demo             -    165,000      118,687            -
                                 ---------------------------------------------
  Net Cash Used for Investing
   Activities                      (2,000)   165,000      118,687       (1,395)

Cash Flows Provided by/(Used for)
 Financing Activities
 Issued stock for cash            507,600          -       10,000            -
 Principal increase (decrease)
  on notes payable                125,000          -      224,000      348,181
 Principal payments/reductions   (236,629)   (23,354)    (499,259)    (349,239)
                                  --------------------------------------------
 Net Cash Provided by (Used
  for)Financing Activities        395,971    (23,354)    (265,259)      (1,058)
                                  --------------------------------------------

Net Increase/(Decrease) in Cash    20,224    (84,731)     (84,731)      90,098

Beginning Cash Balance                  -     84,731       84,731       (5,367)
                                  --------------------------------------------
Ending Cash (bank overdraft)
 Balance                        $  20,224  $       -    $       -     $ 84,731
                                  ============================================


Supplemental Disclosures
 Interest paid                  $  35,499  $  51,902    $  52,358     $221,757
 Income taxes paid                      0          0            0            0
 Stock issued for assets                0          0       12,000      400,000
 Stock issued for liabilities           0          0            0      250,000
 Accounts payable converted to
  note                          $ 466,274          0            0            0


                   See accompanying notes to financial statements.



                                        The Kingsley Coach, Inc.

                        Notes to Financial Statements
                                June 30, 2003

Note 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)     Organization

       The Kingsley Coach, Inc., ("Company"), a Delaware corporation, is a manufacturer of customized luxury recreational and commercial vehicles known as The Kingsley Coach. The Company's manufacturing takes place in Middleburg, Pennsylvania and in Ramsey, Minnesota. Marketing, through trade magazine or via the Internet, is not limited to any specific geographic location.

       The financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles. The following summarizes the more significant of such policies:

       (b)     Income Taxes

       The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], "Accounting for Income Taxes." The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

       (c)     Net Income or Loss Per Common Share

       Net loss or income per common share is based on the weighted-average number of shares outstanding. In accordance with Financial Accounting Standards No. 128, "Earnings Per Share," basic loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. Common stock equivalents were not included in the computation of loss per share for the period presented because their inclusion would be antidilutive.

       (d)     Statement of Cash Flows

       For purposes of the statements of cash flows, the Company considers cash on deposit in banks to be cash. The Company had a cash balance of $0 at June 30, 2003.

       (e)     Use of Estimates in Preparation of Financial Statements

       The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (f)     Property and Equipment

       Property and equipment are stated at cost. Depreciation is provided using the straight-line and the declining balance method over the useful
lives of the related assets.   Expenditures for maintenance and repairs are
charged to expense as incurred.

       (g)     Inventory

       Inventory consists of parts, work-in-process, and finished units. Inventory is valued at the lower of cost or market using the first-in first-out (FIFO) costing method.




Note 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [continued]

       (h)     Revenue recognition/accounts receivable/deferred revenue

       The Company recognizes revenues in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 101, "Revenue Recognition in Financial Statements." SAB 101 clarifies application of U. S. generally accepted accounting principles to revenue transactions. The Company recognizes revenue on vehicle sales upon delivery of the product to the customer. Any additional obligations related to the product, such as service agreements, are negotiated under a separate contract; revenue on these items is recognized over the period of service as commitments are satisfied. The Company records an account receivable for revenue earned but net yet collected. An allowance for bad debt has been provided based on estimated losses. For revenue received in advance of services, the Company records a current liability classified as either deferred revenue or customer deposits.

       (i)     Impairment of Long-Lived Assets

       The Company reviews long-lived assets, at least annually, to determine if impairment has occurred and whether the economic benefit of the asset (fair value for assets to be used and fair value less disposal costs for assets to be disposed of) is expected to be less than the carrying value. Triggering events, which signal further analysis, consist of a significant decrease in the asset's market value, a substantial change in the use of an asset, a significant physical change in the asset, a significant change in the legal or business climate that could affect the asset, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct the asset, or a history of losses that imply continued losses associated with assets used to generate revenue. The Company made no adjustment to long-lived assets for impairment through June 30, 2003.

Note 2 LIQUIDITY

       The Company has accumulated losses through June 30, 2003 amounting to $4,402,591, and has a net working capital deficiency of $1,936,005 at June 30, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern.

       Management believes that it has improved its productivity since June 30, 2002. Further, the Company believes that standard product design and methods and expanded product resources will permit increased productivity in future years.

       The Company has issued shares of common stock for services of a professional firm which continues to assist in developing and marketing its product. Management plans may include additional issuances of shares of common stock for production capital. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 INCOME TAXES

       No provision has been made in the financial statements for income taxes because the Company has accumulated substantial losses from operations in prior years, against which it intends to offset future earnings.

       The tax effects of temporary differences that give rise to significant portions of the deferred tax asset at June 30, 2003 have no impact on the financial position of the Company. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Because of the lack of taxable earnings history, the Company has established a valuation allowance for all future deductible temporary differences.


Deferred tax assets                        Balance        Tax       Rate
--------------------------------------------------------------------------
Loss carryforward (expires through 2023)   $3,519,884   $1,196,761    34%

Valuation allowance                                    ($1,196,761)
                                                         ---------
Deferred tax asset                                      $        0
                                                         =========


       The valuation allowance has increased $335,147 from $861,614 in the prior year.


Note 4 RELATED PARTY TRANSACTIONS/STOCKHOLDER LOANS

       During the year ended June 30, 2002, an officer of the Company obtained a loan on behalf of the Company of $235,000. $50,000 of the loan was used to satisfy a pre-existing related party loan of the Company. The remaining $185,000 was used as operating capital. The loan agreement provides for monthly payments to a bank of $7,000, including interest at 5.25% until paid in full. The balance due on this loan as of June 30, 2003 is $136,171. Another stockholder has advanced $24,000 to the Company in the form of a loan payable on demand and bearing interest at 8%.

Note 5 CUSTOMER DEPOSITS

       When a customer signs a contract to have the Company manufacture a Kingsley Coach ("Coach"), a deposit or down payment is required of the customer. The amount of deposit varies based on the terms of the contract. The Company treats these deposits as unearned revenue until the Coach is delivered to the customer. At June 30, 2003, deposits had been collected on ten Coaches in various stages of completion.

Note 6 PREFERRED STOCK

       The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of $.0001 par value preferred stock. The Board of Directors may issue the shares in series and may designate the powers, preferences and rights of such shares by resolution, without the vote of stockholders. No shares are issued and outstanding as of June 30, 2003.

Note 7 ISSUANCE OF STOCK

       In prior years the Company received advances from related individuals which were used to fund operations. These advances are summarized below.
In July 2001, the Company retired these notes by issuing shares of common stock to the note holders:

                                                             Number of shares
Related Party                          Amount advanced        issued in July
-----------------------------------------------------------------------------
Shareholder advance, 6% interest, due
 July and August 2001.                     $50,000               125,000

Shareholder advance assumed, non-
 interest, due on demand                  $200,000               465,000
                                           -------               -------
                                          $250,000               590,000
                                           =======               =======

       In July 2001, the Company issued 2,080,344 shares of common stock to consultants and professionals for services. Options to purchase 2,000,000 shares of common stock were also issued to consultants. These options allowed the grantee the ability to purchase the shares at the greater of $.15 or 50% of the average closing bid for the common stock for the five days preceding exercise through August 30, 2001. None of these options were exercised and have expired. Most of the shares issued in July 2001 and the shares underlying the options were registered for resale on Form SB-2 with the Securities and Exchange Commission.

       On October 26, 2001 the Company acquired intellectual property from a related party through the issuance of 5,000,000 shares of common stock. The property was valued at $400,000, which represented the market value of the common stock on that date.

       On November 2, 2001, the Company issued 150,000 shares of common stock to an individual for services. These shares were valued at $0.08 per share, or $12,000, which approximated the market value of the shares on the date of the transaction.

       In November of 2002, the Company issued 160,000 shares to a consultant for services valued at $0.17 per share, or $27,200. In March of 2003, 150,000 shares of common stock were issued to an individual at a market value of $0.18 per share for services to be performed over a period of six to eight months. 50,000 shares of common stock were issued to another consultant for services rendered in March, 2003, valued at $0.17 per share. In May of 2003, 290,000 shares of common stock were issued to a consultant for services valued at $0.12 per share.

Note 7 ISSUANCE OF STOCK [continued]

       On January 30, 2003, 50,000 shares of common stock were issued to an individual as a commission on the sale of a Kingsley Coach. The issuance was recorded at the market value of $0.11 per share.

       In April 2003, 220,001 shares of common stock were issued to an investor at $0.10 per share. The Company received cash of $10,000 and has recorded subscriptions receivable for the remaining $12,000.

       During the year the Company cancelled 1,000 shares of common stock which were returned to the Company as part of a legal settlement with two individuals.

Note 8 PROPERTY AND INTANGIBLES

       The major classes of assets as of the balance sheet date are as follows:


Asset                                 Accumulated    Net      Method/
Class                     Cost        Depr/Amort     Book      Life
----------------------------------------------------------------------------
Furniture              $    2,473       ($1,612)  $    861     MACRS/7
Electronic Equipment        8,818        (7,495)     1,323     MACRS/5
Tools                      98,033       (95,751)     2,282     MACRS/5
Leasehold Improvements      2,357          (212)     2,145     SL/39
Demonstrator Units        284,433       (71,108)   213,325     SL/12
Intangible property       647,140      (140,906)   506,234     Per unit prod
                        ----------------------------------
Total                  $1,043,254     $(317,084)  $726,170



       Depreciation and amortization expense was $163,932 and $111,823, for the years ended June 30, 2003 and 2002, respectively.

Note 9 PLANT LEASE

       Until July 2002 the Company leased its production facility in Middleburg, Pennsylvania, in a plant that is shared by a subcontractor who participated in the production of Kingsley Coaches. In July 2002 the Company vacated this facility and acquired a new facility, also in Middleburg, which is independent of the subcontractor. The lease for the new facility (approximately 20,000 square feet) has a term of 3 years, and has a base monthly rent of $3,800 per month.

       Beginning in October 2002, the Company leased a 26,000 square foot
production facility in Ramsey, Minnesota.   The Ramsey facility is used for
engineering and design, as well as for a portion of our fabrication activities. The monthly rental is $4,500 for a three year term through 2005; either party may cancel the lease on 30 days prior notice. Rent expense for the years ended June 30, 2003 and 2002 was $99,950 and 69,637, respectively.

Note 10 NOTES PAYABLE

       A spouse of a director of the Company has purchased several Kingsley Coaches. In 1998, he sold two back to the Company in exchange for a note. In December 2002, one of the Kingsleys was sold and the note payable was reduced. The remaining portion of the note, dated May 1, 1998, bears interest at 9% and has a monthly payment of $3,600. The balance due as of June 30, 2003, is $170,558. The remaining Kingsley Coach is still owned by the Company as of June 30, 2003, is being used as a demonstrator model, and is available for sale.

       The Company has a note payable to a finance company related to the purchase of inventory. The terms require monthly payments of $2,164, for 60 months, through June 2005. The effective interest rate on this note is approximately 14.5%. The total due as of June 30, 2003, is $44,812.


Note 10 NOTES PAYABLE (continued)

       In December of 2002, the Company negotiated a loan from a current supplier of fabricated Kingsley bodies in the amount of $200,000. The Company is repaying the loan at the rate of $5,000 per body acquired from the supplier until the balance is paid in full. During the fiscal year ended June 30, 2003, the Company made payments of $35,000 towards the loan.

       The Company has recorded a note payable to a former director. As of June 30, 2003 the note has a balance of $97,953, bears no interest and is payable at a rate of $1,000 per month.

       Scheduled maturities on these notes plus the related party notes described in Note 4 are as follows:


                 Year Ending June 30:        Amount

                        2004                $ 173,054
                        2005                  156,861
                        2006                   87,639
                        2007                   84,046
                        2008 and thereafter   136,894
                                             --------
                                            $ 638,494
                                             ========

Note 11 INVENTORY

       As of June 30, 2003, inventory consists of parts, work-in-process, and finished units. Most parts are purchased and charged to specific jobs. However, other items are purchased in bulk and can be used on all Kingsleys. As of June 30, 2003, cost of parts approximates market value and no adjustment has been recorded. Work-in-process inventory consists of several Kingsleys at various stages of production. There are currently no finished units except for one demonstrator Kingsley which is now being depreciated on a straight line basis over twelve years and is available for sale. The net book value of the demonstrators is included with property. Depreciation for the fiscal year ended June 30, 2003 was $23,703. Total inventory as of June 30, 2003 is as follows:


               Parts inventory          $ 151,000
               Work-in-process            377,900
               Finished units                   0
                                         --------
                                        $ 528,900
                                         ========

Note 12 LEGAL CONTINGENCIES

       The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management and legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position.

Note 13 PREPAID EXPENSES/RELATED PARTY RECEIVABLE/TREASURY STOCK

       In May of 1999, the Company entered into a management services agreement with DRK, which is owned by two of the directors of the Company. The agreement was modified in February 2003. Pursuant to this at-will agreement, DRK provides to the Company the services of a group of individuals who have been directly involved in the research, development, design, engineering, sales and manufacture of Kingsley Coaches since inception.

       The Company issued 1,000,000 shares of restricted common stock for partial payment of this agreement. The value of the issued shares was calculated at a discounted price of approximately $0.38 per share or $378,102. The management agreement initially allowed for the1,000,000 common shares to revert back to the treasury of the Company if performance goals were not met over the five year period beginning July 1, 2000. In 2001 the Company waived DRK's obligation to

Note 13 PREPAID EXPENSES/RELATED PARTY RECEIVABLE/TREASURY STOCK (continued)

surrender 100,000 shares in exchange for waiver of a $168,123 debt from the Company to DRK. At the end of fiscal 2002, 200,000 shares were surrendered by DRK to the Company. The surrendered shares have been recorded as treasury stock valued at $14,000 or $0.07 per share. In February 2003 the Company waived the performance goals in exchange for DRK's agreement to modify the payment terms.

       Prepaid expenses as of June 30, 2003, consist of management fees valued at $116,793. To allocate the cost of the management service over the contract period, the Company amortizes the expense on a straight line basis at approximately $5,251 per month. The Company amortized $63,017 in each of the years ending June 30, 2003 and 2002. An additional $27,000 of prepaid expense was incurred when the Company issued stock to a professional in March of 2003 covering a six to eight month service period. The Company has amortized half of this amount and deferred the remaining $13,500 to the first half of the new fiscal year.

       Pursuant to the management agreement the Company paid approximately $434,669 to DRK for management fees during the year ended June 30, 2003. As of June 30, 2003 the Company recorded a liability to DRK of $134,792. The liability bears no interest and is payable on demand.

Note 14 PURCHASE AGREEMENT

       On December 28, 1999, the Company signed a purchase agreement with a trucking company which paid to the Company a deposit of $300,000 ($6,000 for 50 units). The Company agreed to reserve order slots for production of Kingsley Coaches over an original eighteen (18) month period. That period has been extended due to slower than anticipated scheduling. The agreement is renewable by mutual consent. The current deposit balance is $269,000.

Note 15 LINE OF CREDIT

       The Company entered into an Agreement for Wholesale Financing on November 1, 1999, with a financial services corporation. The original terms allowed the Company up to $500,000 of credit, to purchase inventory from approved vendors and "for other purposes." Advances were secured by the inventory and/or components financed. Further, the President of the Company
signed a personal guaranty to the Agreement.   The line of credit was
cancelled in 2002. The balance due on the Agreement as of June 30, 2003 was $71,271 with interest rates of 12% to 13.5%. The balance is payable upon the sale of each unit financed under the agreement.

Note 16 STOCK OPTIONS

       The Company has adopted only the disclosure provisions of FASB 123 (Accounting for Stock Based Compensation) and applies APB Opinion 25 (Accounting for Stock Issued to Employees) to stock options.

       In October of 2000, the Board of Directors issued to each of its members a five year option to purchase 75,000 shares of the Company's common stock, for a total of 300,000 shares. The options are exercisable at an average price of $.95 per share. The weighted average remaining life is approximately 27 months. All options are currently exercisable. The market price on the date of grant was $.56.

       Compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of the Company's stock at the date of grant over the amount the recipient must pay to acquire the stock. Unearned compensation, which is recorded as a separate component of stockholders' equity, as a result of compensatory stock options is generally amortized to expense over the vesting periods of the underlying stock options. Unearned compensation represents the intrinsic value of stock options granted but not yet vested. The Company has no unearned compensation as of June 30, 2003.

Note 17 SUBSEQUENT EVENTS

       Subsequent to June 30, 2003, the Company received vendor invoices in the amount of $297,921 for inventory sold prior to June 30, 2003. These invoices were part of a new financing arrangement with an existing supplier and were thus previously overlooked and unrecorded. These invoices are due and payable as of June 30, 2003. Adjustments have been made to the accompanying financial statements to reflect this event.

Note 18 SUBSEQUENT EVENTS - ISSUANCE OF EQUITY (Unaudited)

       In October 2003 the Company issued 623,000 shares of its common stock to employees and consultants in consideration of their services on behalf of the Company. The issuance of shares was recorded on the Company's books at the market value of the shares on the date of issuance.

       In October 2003 the Company issued 30,000 shares of its common stock in partial satisfaction of a pre-existing debt.

       In November 2003 the Company issued a total of 300,000 shares and a $98,000 promissory note to two individuals in partial satisfaction of pre-existing debts. The note is convertible into common stock at the option of the noteholder at a conversion rate of $.25 per share.

       In December 2003 the Company issued 1,000,000 shares of common stock to an individual in consideration of his undertaking to provide certain consulting services for the Company. The market value of the shares on the date of issuance has been expensed.

       In December 2003 the Company granted stock options to one individual and one entity in consideration of their undertakings to provide consulting services for the Company. The individual received options to purchase 2,000,000 shares at $.10 per share. All of those options were exercised between February 23, 2004 and April 21, 2004. The entity received options to purchase 1,000,000 shares at $.15 per share, 1,000,000 shares at $.20 per share, and 1,000,000 shares at $.25 per share. Subsequently the Company modified the terms of the options to permit the entity to purchase 1,500,000 shares at $.12 per share and 1,500,000 shares at $.15 per share. All of those options, as modified, were exercised in April and May. The fair value of the options has been expensed.

       From January through March 2004 the Company sold 1,620,000 shares of common stock to three individuals for an aggregate purchase price of $187,000.

       In March 2004 the Company issued a total of 1,980,000 shares of common stock to twenty of its employees in consideration of their services to the Company. The market value of the shares on the date of issuance was expensed.

                      *       *       *       *       *